UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

FORMCAP CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28847	1006772219
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

50 West Liberty Street, Suite 880
Reno, Nevada	89501
(Address of Principal Executive Offices )	(Zip Code)

Registrant’s telephone number, including area code: (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

October 9, 2013 – Reno, NV – FormCap Corp. (“FormCap”) (OTCQB: FRMC) today announced that a technical study (the Technical Study) with respect to the acquisition of 1500 aces of oil leases in Cowley County Kansas (the Lands) is underway. The lands are located in Sections 4 and 5 Township 30 Range 6; and in the S1/2 of Section 13 in Township 31S Range 6. The study will evaluate the potential for early oil exploration on the Lands, focused on the Mississippian Formation.

Mr. Thomas Markham BSc. P Geol. will carry out the study. Mr. Markham is a professional geologist, with over 30 years of experience as a Petroleum Geologist specializing in the evaluation and development of oil and gas plays in the onshore United States. He received his Masters of Geology from Louisiana State University in 1976 and then pursued a career working with ARCO, BEPCO, Houston Oil and Minerals, and Tenneco, in technical positions of increasing responsibility. During this period, Tom managed exploration and development teams that discovered and developed more than 75 million net equivalent barrels of oil. Along with managerial skills, his geoscience specialties include: electric log analysis and interpretation; evaluation of depositional and diagenetic systems; exploitation of hydrocarbon reservoirs; and, definitive risk/reward economic evaluation of oil and gas projects. Tom has been published in the American Gas Journal and toured the former Soviet Union to review oil and gas assets. He also was a guest speaker at the American Association of Petroleum Landman’s (AAPL) Seminars.

Significant quantities of oil and gas have been discovered and produced in Cowley County in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $500,000 per vertical well.

FormCap is actively engaged in identifying, financing and developing oil and gas energy resource properties in North America, including the development of the Cowley County, Kansas, Mississippi Prospect in Kansas. FormCap continues to review additional resource properties that combine positive elements of short-term exploration and development costs with high potential for long-term success and financial return.

Additional information can be found at the Company website at: www.formcapcorp.com

On behalf of the Board of Directors,
FormCap Corp. (OTCQB: FRMC)

Signed: ‘Graham Douglas’

Graham Douglas, CEO
FormCap Corp.
50 West Liberty Street, Suite 880
Reno, NV 89501
T: +1(775) 285-5775
F: +1(775) 285-5776
info@formcapcorp.com

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2013	FORMCAP CORP

	By:	/s/ Graham Douglas
Graham Douglas
Chief Executive Officer